EMERGENT BIOSOLUTIONS REPORTS FIRST QUARTER 2026 FINANCIAL RESULTS
•First Quarter 2026 Total Revenues of $156.1 million
•First Quarter 2026 Net Income of $6.8 million and Net Income Margin of 4%
•First Quarter 2026 Adjusted EBITDA of $35.6 million and Adjusted EBITDA Margin of 23%
GAITHERSBURG, Md., April 30, 2026—Emergent BioSolutions Inc. (NYSE: EBS) today reported financial results for the first quarter ended March 31, 2026.
“Emergent’s first quarter results demonstrate a strong and positive start to 2026, with healthy topline revenue of $156 million, above the high-end of our guidance range, and adjusted EBITDA of $36 million,” said Joe Papa, president and CEO of Emergent. “We are further strengthening our financial position in 2026 through our recently announced debt refinancing, which increases our strategic flexibility and meaningfully reduces interest expense payments. Additionally, we are pleased to have monetized our capability and capacity in our Canton facility by securing a strategic manufacturing partnership with Substipharm Biologics, which includes a manufacturing agreement and exclusive U.S. (future) distribution rights to its Japanese Encephalitis vaccine, following U.S. FDA approval. We maintained our market share position with NARCAN® Nasal Spray through our efforts across multiple distribution channels, as well as by launching a new carrying case and multipack presentations, and we continued to deliver our biodefense medical countermeasures to multiple government partners in the United States, Canada and around the world. Our mission to protect and save lives remains a prominent driving force for our entire team and we are proud to do so while executing our multi-year transformation plan and turnaround strategy to build several growing and profitable verticals over time."

FINANCIAL HIGHLIGHTS (1)
Q1 2026 vs. Q1 2025

($ in millions, except per share amounts)	Q1 2026	Q1 2025	% Change
Total Revenues	$156.1	$222.2	(30)%
Net Income	$6.8	$68.0	(90)%
Net Income per Diluted Share	$0.07	$1.19	(94)%
Adjusted Net Income (2)	$11.9	$42.2	(72)%
Adjusted Net Income per Diluted Share (2)	$0.21	$0.74	(72)%
Adjusted EBITDA (2)	$35.6	$79.1	(55)%
Net Income Margin	4%	31%
Adjusted EBITDA Margin (2)	23%	36%
Gross Margin %	41%	50%
Adjusted Gross Margin % (2)	52%	58%

RECENT BUSINESS UPDATES
•Secured two new strategic manufacturing partnerships with:
◦SAB Biotherapeutics to advance its type 1 diabetes candidate, SAB-142
◦Substipharm Biologics to support its Japanese Encephalitis vaccine in the United States
•Refinanced term loan with new $150 million facility and amended asset-backed loan facility
•Appointed John D. Fowler, Jr. to Board of Directors
•Announced partnership with British Columbia to supply NARCAN® Nasal Spray for the launch of the expanded BC Take Home Naloxone Program
•Partnered with professional baseball player Davis Schneider to raise awareness of NARCAN® Nasal Spray in Canada
•Announced launch of new NARCAN® Nasal Spray Carrying Case and Multipacks to expand opioid overdose preparedness following U.S. FDA approvals on supplemental new drug applications
•Announced participation in several international preparedness conferences
•Secured over $60 Million in new contract award with the U.S. Government and new orders with an international government partner for smallpox medical countermeasures

•Secured approximately $140 million in medical countermeasures contract awards with the Government of Canada
•Secured delivery order up to $21.5 Million to supply BioThrax® (Anthrax Vaccine Adsorbed) to the U.S. Department of War in 2026
•Announced the Board of Directors authorized up to $50.0 million in repurchases from February 25, 2026 through March 31, 2027
•Announced resolution of New York Attorney General investigation related to legacy claims
•Received approval from Singapore Health Sciences Authority for expanded indication of ACAM2000® (Smallpox and Mpox (Vaccinia) Vaccine, Live) to include mpox
•Announced continued support to PANTHER for the ongoing Africa CDC-led Mpox Study in Africa

FIRST QUARTER 2026 FINANCIAL PERFORMANCE (1)
Revenues
The Company uses the following categories in discussing revenues:
•Naloxone — comprises contributions from NARCAN® Nasal Spray and KLOXXADO® Nasal Spray
•Anthrax MCM — comprises contributions from CYFENDUS®, BioThrax®, ANTHRASIL®, and Raxibacumab
•Smallpox MCM — comprises contributions from ACAM2000®, CNJ-016® (VIGIV) and TEMBEXA®
•Other Products — comprises contributions from BAT®
•All Other Revenues — comprises revenues from the Services operating segment and contracts and grants revenues

($ in millions)	Q1 2026	Q1 2025	$ Change	% Change
Product sales, net: (3)
Naloxone	$42.9	$45.3	$(2.4)	(5)%
Anthrax MCM	21.6	47.9	(26.3)	(55)%
Smallpox MCM	64.2	106.4	(42.2)	(40)%
Other Products	16.0	2.3	13.7	NM
Total Product sales, net	$144.7	$201.9	$(57.2)	(28)%

All other revenues	$11.4	$20.3	$(8.9)	(44)%

Total revenues	$156.1	$222.2	$(66.1)	(30)%

NM - Not Meaningful
Product Sales, net (3)
Naloxone
For Q1 2026, revenues from Naloxone products decreased $2.4 million, or 5%, as compared with Q1 2025. The decrease was primarily attributable to lower sales of OTC NARCAN®, driven primarily by an unfavorable price-volume mix in US sales, partially offset by increases in Canadian sales of branded NARCAN® and the timing of the integration of KLOXXADO® into the Company’s product portfolio.
Anthrax MCM
For Q1 2026, revenues from Anthrax MCM products decreased $26.3 million, or 55%, as compared with Q1 2025. The decrease was due to lower international sales of ANTHRASIL®, mainly to the Canadian government, coupled with lower volumes of CYFENDUS® sales to the USG, primarily due to the impact of timing. These decreases were partially offset by an increase in USG BioThrax® sales due to timing of exercised purchase options. Anthrax vaccine product sales are primarily made under annual purchase options exercised by the USG. Fluctuations in revenues result from the timing of the exercise of annual purchase options, the timing of USG purchases, the availability of governmental funding and the Company’s delivery of orders that follow.

Smallpox MCM
For Q1 2026, revenues from Smallpox MCM products decreased $42.2 million, or 40%, as compared with Q1 2025. The decrease was primarily driven by lower ACAM2000® sales, largely due to reduced international volumes and an overall decline in TEMBEXA® sales driven by lower USG sales volume due to timing partially offset by higher international sales. These decreases were partially offset by an increase in CNJ-016® (VIGIV) USG sales due to timing. Fluctuations in revenues from Smallpox MCM result from the timing of the exercise of annual purchase options in the existing procurement contracts, the timing of USG purchases, the availability of governmental funding and the Company’s delivery of orders that follow.
Other Products
For Q1 2026, revenues from Other Product sales increased $13.7 million, or 596%, as compared with Q1 2025. The increase was primarily due to higher Canadian and other international BAT® sales.
All Other Revenues
Services
For Q1 2026, revenues from Services decreased $2.2 million, or 31%, as compared with Q1 2025. The decrease was primarily attributable to a decline in production at the Company’s Winnipeg facility.
Contracts and Grants
For Q1 2026, revenues from contracts and grants decreased $6.7 million, or 51%, as compared with Q1 2025. The decrease was primarily due to lower project spend on EbangaTM related development work.
Operating Expenses

($ in millions)	Q1 2026	Q1 2025	$ Change	% Change
Cost of product and services sales, net	$72.0	$88.5	$(16.5)	(19)%
Research and development (“R&D”)	10.5	15.1	(4.6)	(30)%
Selling, general and administrative (“SG&A”)	46.6	52.4	(5.8)	(11)%
Amortization of intangible assets	16.5	16.3	0.2	1%
Total operating expenses	$145.6	$172.3	$(26.7)	(15)%
Cost of Product and Services Sales, Net
For Q1 2026, cost of product and services sales, net decreased $16.5 million, or 19%, as compared with Q1 2025. The decrease was driven by reductions in cost of MCM Product sales of $13.4 million and cost of Services of $5.4 million, partially offset by an increase in cost of Commercial Product sales of $2.3 million.
Research and Development Expenses
For Q1 2026, R&D expenses decreased $4.6 million, or 30%, as compared with Q1 2025. The decrease was primarily due to lower project spend on EbangaTM related development work, partially offset by increases in development overhead spend.
Selling, General and Administrative Expenses
For Q1 2026, SG&A expenses decreased $5.8 million, or 11%, as compared with Q1 2025. The decrease was primarily due to lower professional services, marketing, and administrative support expenses, primarily attributable to cost-saving initiatives implemented as part of the Company’s ongoing turnaround and transformation efforts.
ADDITIONAL FINANCIAL INFORMATION(1)
Capital Expenditures

($ in millions)	Q1 2026	Q1 2025	% Change
Capital expenditures	$2.4	$3.6	(33)%
Capital expenditures as a % of total revenues	2%	2%
For Q1 2026, capital expenditures decreased largely due to reduced development activities across the Company’s facilities.

REPORTABLE SEGMENT INFORMATION
The Company manages the business with a focus on three operating segments: (1) a Commercial Products segment consisting of NARCAN® Nasal Spray and KLOXXADO® Nasal Spray; (2) a MCM Products segment consisting of Anthrax - MCM, Smallpox - MCM and Other products and (3) a services segment consisting of our Bioservices offerings (“Services”). Commercial Products and MCM Products are our two reportable segments. The Services operating segment no longer meets the quantitative thresholds of a reportable segment and did not meet the aggregation criteria set forth in Accounting Standards Codification 280, Segment Reporting, and as such is categorized within “All other revenues” along with “Contracts and Grants”. The Company evaluates the performance of these reportable segments based on revenues and segment adjusted gross margin, which is a non-GAAP financial measure. Segment revenue includes external customer sales but does not include inter-segment services. The Company does not allocate contracts and grants revenue, R&D, SG&A, amortization of intangible assets, interest and other income (expense) or taxes to its evaluation of the performance of these segments.
FIRST QUARTER 2026 REPORTABLE SEGMENT RESULTS

($ in millions)	Commercial Products
	Quarter Ended March 31,
	2026	2025	$ Change	% Change
Revenues	$42.9	$45.3	$(2.4)	(5)%
Cost of sales	26.8	24.5	2.3	9%
Intangible asset amortization	9.4	9.5	(0.1)	(1)%
Gross margin*	$6.7	$11.3	$(4.6)	(41)%
Gross margin %*	16%	25%
Add back:
Intangible asset amortization	$9.4	$9.5	$(0.1)	(1)%
Segment adjusted gross margin **	$16.1	$20.8	$(4.7)	(23)%
Segment adjusted gross margin % **	38%	46%

* Gross margin is calculated as revenues less cost of sales and intangible asset amortization. Gross margin % is calculated as gross margin divided by revenues.
** Segment adjusted gross margin, which is a non-GAAP financial measure, for our Commercial Products segment is calculated as gross margin plus intangible asset amortization. Segment adjusted gross margin percentage, which is a non-GAAP financial measure, is calculated as segment adjusted gross margin divided by revenues. The Company’s management utilizes segment adjusted gross margin and segment adjusted gross margin percentage for purposes of evaluating our ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP operating measures, when reviewed collectively with our GAAP financial information, provide useful supplemental information to investors in assessing our operating performance.

Cost of Commercial Product sales increased $2.3 million, or 9%, to $26.8 million for the quarter ended March 31, 2026. The increase was primarily due to higher KLOXXADO® sales due to timing of its integration into the Company’s product portfolio, and Canadian branded NARCAN® sales.
Commercial Products gross margin decreased $4.6 million, or 41%, to $6.7 million for the quarter ended March 31, 2026. Commercial Products gross margin percentage decreased 9 percentage points to 16% for the quarter ended March 31, 2026. The decrease was largely due to an unfavorable price and volume mix of OTC NARCAN® as well as Canadian branded NARCAN®. Commercial Products segment adjusted gross margin in the current year period excludes the impact of intangible asset amortization of $9.4 million.

($ in millions)	MCM Products
	Quarter Ended March 31,
	2026	2025	$ Change	% Change
Revenues	$101.8	$156.6	$(54.8)	(35)%
Cost of sales	36.8	50.2	(13.4)	(27)%
Intangible asset amortization	7.1	6.8	0.3	4%
Gross margin*	$57.9	$99.6	$(41.7)	(42)%
Gross margin %*	57%	64%
Add back:
Intangible asset amortization	$7.1	$6.8	$0.3	4%
Inventory step-up provision	0.1	1.8	(1.7)	(94)%
Severance and restructuring benefits	—	(0.8)	0.8	100%
Stock-based compensation expense	0.5	0.3	0.2	67%
Segment adjusted gross margin**	$65.6	$107.7	$(42.1)	(39)%
Segment adjusted gross margin %**	64%	69%

* Gross margin is calculated as revenues less cost of sales and intangible asset amortization. Gross margin % is calculated as gross margin divided by revenues.
** Segment adjusted gross margin, which is a non-GAAP financial measure, for our MCM Products segment is calculated as gross margin plus intangible asset amortization, inventory step-up provision, severance and restructuring benefits and the portion of stock-based compensation expense that is recorded as cost of sales. Segment adjusted gross margin percentage, which is a non-GAAP financial measure, is calculated as segment adjusted gross margin divided by revenues. The Company’s management utilizes segment adjusted gross margin and segment adjusted gross margin percentage for purposes of evaluating our ongoing operations and for internal planning and forecasting purposes. In calculating these measures, we began excluding stock-based compensation that is recorded as cost of sales in the first quarter of 2026, as this reflects a non-cash expenditure that is not related to segment operating performance. As reflected in the table above, we have recast our 2025 results to also reflect this adjustment. We believe that these non-GAAP operating measures, when reviewed collectively with our GAAP financial information, provide useful supplemental information to investors in assessing our operating performance.

Cost of MCM product sales decreased $13.4 million, or 27%, to $36.8 million for the quarter ended March 31, 2026. The decrease was primarily due to lower cost of sales for ANTHRASIL®, ACAM2000®, CYFENDUS® and TEMBEXA® reflecting reduced sales volumes and the absence of significant prior-year non-recurring manufacturing related costs, including shutdown and severance expenses. These decreases were partially offset by an increase in cost of sales for CNJ-016® (VIGIV), BAT® and BioThrax® driven by greater sales volumes and increased overhead costs at the Winnipeg facility.
MCM Product gross margin decreased $41.7 million, or 42%, to $57.9 million for the quarter ended March 31, 2026. MCM Product gross margin percentage decreased 7 percentage points to 57% for the quarter ended March 31, 2026. The decrease in gross margin percentage was primarily due to an unfavorable sales mix weighted more heavily toward lower margin products as well as product absorption-related variances. These impacts were partially offset by a decrease in shutdown and severance related costs compared with the prior year. MCM Product segment adjusted gross margin in the current year period excludes the impacts of intangible asset amortization of $7.1 million, the portion of stock-based compensation expense recorded as cost of sales of $0.5 million, and inventory step-up provision of $0.1 million.

2026 FINANCIAL FORECAST
The Company provides the following updated financial forecast for full year 2026, reflecting management's expectations based on the most current information available.

METRIC ($ in millions)	Updated Range (as of 04/30/2026)	Action	Previous Range (as of 02/27/2026)
Total revenues	$720- $760	UNCHANGED	$720 - $760
Net loss	$(30) - $(10)	UNCHANGED	$(30) - $(10)
Adjusted net income (2)	$45 - $65	REVISED	$25 - $45
Adjusted EBITDA (2)	$155 - $175	REVISED	$135 - $155
Adjusted gross margin % (2)	45% - 47%	UNCHANGED	45% - 47%

Key Assumptions ($ and shares in millions)	Updated Range (as of 04/30/2026)
Interest expense	~$40
R&D	~6% to 7% of Revenues
SG&A	~26% to 28% of Revenues
Weighted avg. fully diluted share count	~52
Stock-based compensation expense	~$20
Capex	~$17
Depreciation & amortization	~$90
Q2 2026

METRIC ($ in millions)	Q2 2026 Forecast
Total revenues	$170M - $185M
FOOTNOTES
(1) All financial information included in this release is unaudited.
(2) See “Non-GAAP Financial Measures” and the “Reconciliation of Non-GAAP Financial Measures” tables for the definitions and reconciliations of Company-wide non-GAAP financial measures to the most closely related GAAP financial measures. Reconciliations of segment non-GAAP financial measures are included within the reportable segment tables. In the first quarter of 2026 we revised our calculations of these measures to exclude the impact of stock-based compensation expense, as this is a non-cash expense that is not related to our operating performance. The updated ranges for our 2026 forecast reflect this adjustment.
(3) Product sales, net are reported net of variable consideration including returns, rebates, wholesaler fees and prompt pay discounts in accordance with GAAP.

CONFERENCE CALL, PRESENTATION SUPPLEMENT AND WEBCAST INFORMATION
Company management will host a conference call at 5:00 pm eastern time today, April 30, 2026, to discuss these financial results. The conference call and presentation supplement can be accessed from the Company's website or through the following:
By phone
Advanced registration is required.
Visit https://register-conf.media-server.com/register/BI0e62cf901eb14511aa46f6bcbd70e7fc to register and receive an email with the dial-in number, passcode and registrant ID.

By webcast
Visit https://edge.media-server.com/mmc/p/qw3ajghx/
A replay of the call can be accessed from the Emergent website.
ABOUT EMERGENT BIOSOLUTIONS INC.
At Emergent, our mission is to protect and save lives. For over 25 years, we’ve been at work preparing those entrusted with protecting public health. We deliver protective and life-saving solutions for health threats like smallpox, mpox, botulism, Ebola, anthrax and opioid overdose emergencies. To learn more about how we help prepare communities around the world for today’s health challenges and tomorrow’s threats, visit our website and follow us on LinkedIn, X, Instagram, Apple Podcasts and Spotify.
NON-GAAP FINANCIAL MEASURES
In the accompanying analysis of financial information, we sometimes use information derived from consolidated and segment financial information that may not be presented in our financial statements or prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Certain of these financial measures are considered not in conformity with GAAP (“non-GAAP financial measures”) under the United States Securities and Exchange Commission (“SEC”) rules. Specifically, we have referred to the following non-GAAP financial measures:
•Adjusted Net Income
•Adjusted Net Income per Diluted Share
•Adjusted EBITDA
•Adjusted EBITDA Margin
•Adjusted Gross Margin
•Adjusted Gross Margin %
•Segment Adjusted Gross Margin
•Segment Adjusted Gross Margin %
We define Adjusted Net Income and Adjusted Net Income per Diluted Share, which are non-GAAP financial measures, as net income and net income per diluted share, respectively, excluding the impact of non-cash amortization charges, severance and restructuring costs (benefits), inventory step-up provision, acquisition and divestiture costs, loss on assets held for sale, contingent consideration milestones, changes in fair value of financial instruments, stock-based compensation expense, other income, net and tax effects. In the first quarter of 2026 we revised our calculation of these measures to exclude the impact of stock-based compensation expense, as this is a non-cash expense that is not related to our operating performance. We use Adjusted Net Income for the purpose of calculating Adjusted Net Income per Diluted Share. Management uses Adjusted Net Income per Diluted Share to assess total Company operating performance on a consistent basis. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provide management and investors with an additional understanding of our business operating results, including underlying trends.
We define Adjusted EBITDA, which is a non-GAAP financial measure, as net income before depreciation and amortization, income taxes, total interest expense, net, inventory step-up provision, changes in fair value of financial instruments, severance and restructuring costs (benefits), acquisition and divestiture costs, loss on assets held for sale, contingent consideration milestones, stock-based compensation expense and other income, net items. We define Adjusted EBITDA Margin, which is a non-GAAP financial measure, as Adjusted EBITDA divided by Total Revenues. In the first quarter of 2026 we revised our calculation of these measures to exclude the impact of stock-based compensation expense, as this is a non-cash expense that is not related to our operating performance. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provide management and investors with a more complete understanding of our operating results, including underlying trends. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry, although it may be defined differently by different companies. Therefore, we also believe that this non-GAAP financial measure, considered along with corresponding GAAP financial measures, provides management and investors with additional information for comparison of our operating results with the operating results of other companies.
We define Adjusted Gross Margin, which is a non-GAAP financial measure, as Gross Margin, excluding the impact of intangible asset amortization, stock-based compensation expense, severance and restructuring costs (benefits) and inventory step-up provision. We define Adjusted Gross Margin %, which is a non-GAAP financial measure, as Adjusted Gross Margin as a percentage of Products and services sales, net. In the first quarter of 2026 we revised our calculation of these measures to exclude the impact of stock-based compensation expense, as this is a non-cash expense that is not related to our operating performance.
We define Segment Adjusted Gross Margin, which is a non-GAAP financial measure, as a segment's Gross Margin excluding the respective impact of intangible asset amortization, restructuring costs (benefits), stock-based compensation expense and inventory step-up provision. We define Segment Adjusted Gross Margin %, which is a non-GAAP financial measure, as Segment Adjusted Gross Margin as a percentage of a segment's revenues. In the first quarter of 2026 we revised our calculation of these measures to exclude the impact of stock-based compensation expense, as this is a non-cash expense that is not related to segment operating performance.
Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable with other similarly titled measures of other companies. The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Consolidated Statements of Operations and Consolidated Statements of Cash Flows. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.
SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical fact, including statements regarding the future performance of the Company or any of our businesses, our business strategy, future operations, future financial position, future revenues and earnings, our ability to achieve the objectives of our restructuring initiatives, acquisitions and divestitures, including our future results, projected costs, prospects, plans and objectives of management, are forward-looking statements. We generally identify forward-looking statements by using words like “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “confident,” “commit,” “forecast,” “future,” “outlook,” “goal,” “intend,” “may,” “plan,” “position,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements. These forward-looking statements are based on our current intentions, beliefs, assumptions and expectations regarding future events based on information that is currently available. You should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Readers are, therefore, cautioned not to place undue reliance on any forward-looking statement contained herein. Any such forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake any obligation to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements, including, among others, the availability of USG funding for contracts related to procurement of our medical countermeasures (“MCM”) products, including CYFENDUS® (Anthrax Vaccine Adsorbed (AVA) Adjuvanted), previously known as AV7909, ACAM2000® (Smallpox (Vaccinia) Vaccine, Live), CNJ-016® (Vaccinia Immune Globulin Intravenous (Human) (VIGIV)), BAT® (Botulism Antitoxin Heptavalent (A,B,C,D,E,F,G)-(Equine)), BioThrax® (Anthrax Vaccine Adsorbed) EbangaTM (ansuvimab-zykl) and/or TEMBEXA® (brincidofovir) among others, as well as contracts related to development of medical countermeasures; our ability to meet our commitments to quality and compliance in all of our manufacturing operations; our ability to negotiate additional USG procurement or follow-on contracts for our MCM products that have expired or will be expiring; the commercial availability and impact of a generic and competitive marketplace on future sales of NARCAN® (naloxone HCL) Nasal Spray, over-the-counter NARCAN® Nasal Spray and KLOXXADO® Nasal Spray; our ability to perform under our contracts with the USG, including the timing of and specifications relating to deliveries; the ability of our contractors and suppliers to maintain compliance with current good manufacturing practices and other regulatory obligations; our ability to collect reimbursement for raw materials and payment of service fees from our Bioservices customers; the results of pending government investigations and their potential impact on our business; our ability to satisfy the conditions of our litigation settlement agreements, and the potential impact of such agreements, including the funds to resolve related litigation, on our business; our ability to comply with the operating and financial covenants required by (i) our term loan facility under the Credit Agreement, dated April 16, 2026, by and among the Company, the lenders from time to time party thereto, and OrbiMed Royalty & Credit Opportunities V, LP, as administrative agent, (ii) our revolving credit facility under a credit agreement, dated September 30, 2024, among the Company, certain subsidiary borrowers, the lenders from time to time party thereto and Wells Fargo, National Association, as Agent, and (iii) our 3.875% Senior Unsecured Notes due 2028; our ability to maintain adequate internal control over financial reporting and to prepare accurate financial statements in a timely manner; our ability to maintain sufficient cash flow from our operations to pay our substantial debt, both now and in the future; our ability to invest in our business operations as a result of our current indebtedness; the impact of our share and debt repurchase programs; the procurement of our product candidates by USG entities under regulatory authorities that permit government procurement of certain medical products prior to FDA marketing authorization, and corresponding procurement by government entities outside the United States; the success of our commercialization, marketing and manufacturing capabilities and strategy; our ability to identify and acquire companies, businesses, products or product candidates that satisfy our selection criteria; our ability to attract and retain qualified personnel; our ability to adequately secure and protect our intellectual property rights; the impact of cybersecurity incidents, including the risks from the unauthorized access, interruption, failure or compromise of our information systems or those of our business partners, collaborators or other third parties; and the accuracy of our estimates regarding future revenues, expenses, capital requirements and need for additional financing. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ materially from our expectations in any forward-looking statement. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any forward-looking statements. Readers should consider this cautionary statement, as well as the risks identified in our periodic reports filed with the Securities and Exchange Commission, when evaluating our forward-looking statements.

Trademarks
Emergent®, BioThrax®, BaciThrax®, BAT®, Trobigard®, ANTHRASIL®, CNJ-016®, ACAM2000®, NARCAN®, CYFENDUS®, TEMBEXA® and any and all Emergent BioSolutions Inc. brands, products, services and feature names, logos and slogans are trademarks or registered trademarks of Emergent BioSolutions Inc. or its subsidiaries in the United States or other countries. All other brands, products, services and feature names or trademarks are the property of their respective owners, including KLOXXADO®, which is a registered trademark of Hikma Pharmaceuticals USA Inc.

Investor Contact Rich Lindahl Executive Vice President, Chief Financial Officer lindahlr@ebsi.com	Media Contact Assal Hellmer Vice President, Communications mediarelations@ebsi.com

Emergent BioSolutions Inc.
Consolidated Balance Sheets
(in millions, except per share data)

	March 31, 2026	December 31, 2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$160.3	$205.4
Restricted cash	1.2	3.7
Accounts receivable, net	121.6	84.2
Inventories, net	327.6	343.4
Prepaid expenses and other current assets	26.9	25.8
Total current assets	637.6	662.5

Property, plant and equipment, net	199.4	205.4
Intangible assets, net	470.4	436.5
Other assets	13.0	14.2
Total assets	$1,320.4	$1,318.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$39.5	$55.6
Accrued expenses	9.4	12.2
Accrued compensation	22.0	41.8
Accrued acquisition obligation	50.4	—
Deferred revenue	12.2	5.0
Current tax liability	7.2	6.8
Other current liabilities	8.0	10.8
Total current liabilities	148.7	132.2

Debt	573.6	572.1
Deferred tax liability	33.3	37.8
Other liabilities	41.7	53.9
Total liabilities	$797.3	$796.0

Stockholders’ equity:
Preferred stock, $0.001 par value per share; 15.0 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value per share; 200.0 shares authorized, 61.4 and 60.9 shares issued; 51.8 and 52.1 shares outstanding, respectively.	0.1	0.1
Treasury stock, at cost, 9.6 and 8.7 common shares, respectively	(261.6)	(252.6)
Additional paid-in capital	944.5	942.4
Accumulated other comprehensive loss, net	(6.9)	(7.5)
Accumulated deficit	(153.0)	(159.8)
Total stockholders’ equity	$523.1	$522.6
Total liabilities and stockholders’ equity	$1,320.4	$1,318.6

Emergent BioSolutions Inc.
Consolidated Statements of Operations
(unaudited, in millions, except per share data)

	Three Months Ended March 31,
	2026	2025
Revenues:
Product and services sales, net	$149.7	$209.1
Contracts and grants	6.4	13.1
Total revenues	156.1	222.2

Operating expenses:
Cost of product and services sales, net (1)	72.0	88.5
Research and development	10.5	15.1
Selling, general and administrative	46.6	52.4
Amortization of intangible assets	16.5	16.3
Total operating expenses	145.6	172.3

Income from operations	10.5	49.9

Other income (expense):
Interest expense	(11.0)	(14.7)
Loss on assets held for sale	—	(12.2)
Other, net	13.9	69.7
Total other income, net	2.9	42.8

Income before income taxes	13.4	92.7
Income tax provision	6.6	24.7
Net income	$6.8	$68.0

Earnings per common share
Basic	$0.13	$1.25
Diluted	$0.07	$1.19

Weighted average shares outstanding
Basic	51.9	54.4
Diluted	56.5	57.3

(1) Exclusive of intangible asset amortization

Emergent BioSolutions Inc.
Consolidated Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended March 31,
	2026	2025
Operating Activities
Net income	$6.8	$68.0
Adjustments to reconcile net income to net cash used in operating activities:
Stock-based compensation expense	1.9	1.5
Depreciation and amortization	23.5	25.4
Amortization of deferred financing costs	1.8	2.3
Deferred income taxes	(4.5)	18.6
Noncash loss on assets held for sale	—	12.2
Change in fair value of warrant liability	(8.4)	(9.5)
Loss on disposal of assets	0.8	0.3
Other	(3.9)	(11.3)
Changes in operating assets and liabilities:
Accounts receivable	(38.9)	(73.3)
Inventories	15.8	(2.2)
Prepaid expenses and other assets	(0.5)	9.5
Accounts payable	(14.4)	(5.4)
Accrued expenses and other liabilities	(1.8)	(7.2)
Long-term incentive plan accrual	0.4	0.8
Accrued compensation	(20.2)	(32.2)
Income taxes receivable and payable, net	4.6	(8.4)
Contract liabilities	3.2	(0.3)
Net cash used in operating activities	(33.8)	(11.2)
Investing Activities
Purchases of property, plant and equipment	(2.4)	(3.6)
Proceeds from sale of property, plant and equipment	—	38.1
Milestone payments from prior asset divestiture	—	30.0
Purchase of convertible note receivable	—	(5.0)
Net cash provided by (used in) investing activities	(2.4)	59.5
Financing Activities
Proceeds from issuance of common stock upon exercise of stock options	0.4	—
Purchases of treasury stock	(9.0)	—
Proceeds from stock-based compensation activity	—	0.1
Taxes paid for stock-based compensation activity	(2.8)	(0.5)

Emergent BioSolutions Inc.
Consolidated Statements of Cash Flows (Continued)
(unaudited, in millions)

Net cash used in financing activities:	(11.4)	(0.4)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	(0.7)
Net change in cash, cash equivalents and restricted cash	(47.6)	47.2
Cash, cash equivalents and restricted cash, beginning of period	209.1	105.6
Cash, cash equivalents and restricted cash, end of period	$161.5	$152.8
Supplemental cash flow disclosures:
Cash paid for interest	$13.1	$16.7
Cash paid for income taxes, net of refunds	$5.3	$14.5
Non-cash investing and financing activities:
Purchases of property, plant and equipment unpaid at period end	$1.0	$1.5
Excise tax liability accrued for treasury stock purchases	$0.1	$—
Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents	$160.3	$149.1
Restricted cash	1.2	3.7
Total	$161.5	$152.8

Emergent BioSolutions, Inc.
Reconciliation of Non-GAAP Financial Measures
Reconciliation of Net Income and Net Income per Diluted Share to Adjusted Net Income and Adjusted Net Income per Diluted Share(1)

($ in millions, except per share data)	Three Months Ended March 31,
	2026	2025	Source
Net income	$6.8	$68.0
Adjustments:
Non-cash amortization charges	$18.3	$18.6	Amortization of intangible assets ("IA"), Other Income
Severance and restructuring costs (benefits)	0.2	(1.3)	Cost of product and services sales, net, SG&A and R&D
Inventory step-up provision	0.1	1.8	Cost of product and services sales, net
Acquisition and divestiture costs	—	0.2	SG&A
Loss on assets held for sale	—	12.2	Other Income (Expense)
Contingent consideration milestones	(5.0)	(50.0)	Other Income (Expense)
Changes in fair value of financial instruments	(8.4)	(9.5)	Other Income (Expense)
Stock-based compensation expense	1.9	1.5	Cost of product and services sales, net, SG&A and R&D
Other income, net items	(0.3)	(7.9)	Other Income (Expense)
Tax effect	(1.7)	8.6
Total adjustments:	$5.1	$(25.8)
Adjusted net income	$11.9	$42.2
Net income per diluted share	$0.07	$1.19
Adjustments:
Non-cash amortization charges	$0.32	$0.32	Amortization of IA, Other Income
Severance and restructuring benefits	—	(0.02)	Cost of product and services sales, net, SG&A and R&D
Inventory step-up provision	—	0.03	Cost of product and services sales, net
Acquisition and divestiture costs	—	—	SG&A
Loss on assets held for sale	—	0.21	Other Income (Expense)
Contingent consideration milestones	(0.09)	(0.87)	Other Income (Expense)
Changes in fair value of financial instruments	(0.08)	(0.17)	Other Income (Expense)
Stock-based compensation expense	0.03	0.03	Cost of product and services sales, net, SG&A and R&D
Other income, net items	—	(0.14)	Other Income (Expense)
Tax effect	(0.04)	0.16
Total adjustments:	$0.14	$(0.45)
Adjusted net income per diluted share	$0.21	$0.74
Diluted shares used in computing Adjusted net income per diluted share	56.5	57.3

(1) Amounts for fiscal year 2025 have been revised from those previously reported to reflect the exclusion of stock-based compensation expense.

Emergent BioSolutions, Inc.
Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin(1)

($ in millions)	Three Months Ended March 31,
	2026	2025
Net income	$6.8	$68.0
Adjustments:
Depreciation & amortization	$23.5	$25.4
Income taxes	6.6	24.7
Total interest expense, net	10.2	14.0
Inventory step-up provision	0.1	1.8
Changes in fair value of financial instruments	(8.4)	(9.5)
Severance and restructuring costs (benefits)	0.2	(1.3)
Acquisition and divestiture costs	—	0.2
Loss on assets held for sale	—	12.2
Contingent consideration milestones	(5.0)	(50.0)
Stock-based compensation expense	1.9	1.5
Other income, net items	(0.3)	(7.9)
Total adjustments	$28.8	$11.1
Adjusted EBITDA	$35.6	$79.1

Total revenues	$156.1	$222.2

Net income margin	4%	31%
Adjusted EBITDA margin	23%	36%

(1) Amounts for fiscal year 2025 have been revised from those previously reported to reflect the exclusion of stock-based compensation expense.

Emergent BioSolutions, Inc.
Reconciliations of Total Revenues to Product and Services Sales, Net and of Gross Margin and Gross Margin %
to Adjusted Gross Margin and Adjusted Gross Margin %(1)

	Three Months Ended March 31,
($ in millions)	2026	2025
Total revenues	$156.1	$222.2
Contracts and grants	6.4	13.1
Product and services sales, net	$149.7	$209.1

Cost of product and services sales, net	72.0	88.5
Intangible asset amortization	16.5	16.3
Gross margin	$61.2	$104.3
Gross margin %	41%	50%
Add back:
Intangible asset amortization	$16.5	$16.3
Stock-based compensation expense	0.5	0.3
Severance and restructuring benefits	—	(0.9)
Inventory step-up provision	0.1	1.8
Adjusted gross margin	$78.3	$121.8
Adjusted gross margin %	52%	58%

(1) Amounts for fiscal year 2025 have been revised from those previously reported to reflect the exclusion of stock-based compensation expense.

Emergent BioSolutions, Inc.
Reconciliation of Net Loss Forecast to Adjusted Net Income Forecast

($ in millions)	2026 Full Year Forecast	Source
Net loss	$(30) - $(10)
Adjustments:
Non-cash amortization charges	$74	Amortization of IA and Other Income (Expense)
Changes in fair value of financial instruments	(8)	Other Income (Expense)
Inventory step-up provision	4	Cost of products and services, net
Contingent consideration milestones	(10)	Other Income (Expense)
Stock-based compensation expense	20	COGS, R&D and SGA
Other expense (income), net items	20	Other Income (Expense)
Tax effect	(25)
Total adjustments:	$75
Adjusted net income	$45 - $65
Reconciliation of Net Loss Forecast to Adjusted EBITDA Forecast

($ in millions)	2026 Full Year Forecast
Net loss	$(30) - $(10)
Adjustments:
Depreciation & amortization	$90
Income taxes	29
Total interest expense, net	40
Inventory step-up provision	4
Changes in fair value of financial instruments	(8)
Contingent consideration milestones	(10)
Stock-based compensation expense	20
Other expense (income), net items	20
Total adjustments	$185
Adjusted EBITDA	$155 - $175

Emergent BioSolutions, Inc.
Reconciliations of Forecasted Total Revenues to Forecasted Product and Services Sales, Net and of Forecasted Gross Margin and Gross Margin % to Forecasted Adjusted Gross Margin and Adjusted Gross Margin %

($ in millions)	2026 Full Year Forecast
Total revenues	$720- $760
Contracts & Grants	($35)-($35)
Product and services sales, net	$685 - $725

Cost of product and services sales, net	$381- $388
Intangible asset amortization	(64)
Gross margin	$240 - $273
Gross margin %	35% - 38%
Add back:
Intangible asset amortization	$64
Inventory step-up provision	4
Stock-based compensation expense	3
Adjusted gross margin	$311-$344
Adjusted gross margin %	45% - 47%